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                                                                    EXHIBIT 23.2



                         INDEPENDENT AUDITORS' CONSENT



     We consent to the incorporation by reference in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-47493 of Applied Power Inc. on Form S-3 of our report dated May 11, 1998 (related to the consolidated financial statements of ZERO Corporation and subsidiaries not presented separately therein), appearing in the Annual Report on Form 10-K of Applied Power Inc. for the year ended August 31, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP
Los Angeles, California

January 21, 1999